           As filed with the Securities and Exchange Commission on June 30, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                                 OFFICEMAX, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Ohio                                      34-1573735
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

  3605 Warrensville Center Road, Shaker Heights, Ohio         44122
         (Address of Principal Executive Offices)           (Zip Code)

                                 ---------------

           OfficeMax Inc. Amended and Restated Equity-Based Award Plan
                 OfficeMax Inc. Year 2000 Equity Incentive Plan
                            (Full Title of the Plan)

                                 ---------------
                                  Michael Feuer
                      Chairman and Chief Executive Officer
                                 OfficeMax, Inc.
            3605 Warrensville Center Road, Shaker Heights, Ohio 44122
                     (Name and Address of Agent for Service)

                                 (216) 471-6900
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title Of                  Amount               Proposed                 Proposed                 Amount Of
Securities To             To Be                Maximum Offering         Maximum Aggregate        Registration Fee
Be Registered             Registered(1)(2)     Price Per Share(3)       Offering Price(3)
-----------------------------------------------------------------------------------------------------------------------
Common Shares, without      16,852,657            $4.875                $82,156,703              $21,690
par value
=======================================================================================================================

(1) Includes 7,852,657 Common Shares available for issuance pursuant to the OfficeMax, Inc. Amended and Restated Equity-Based Award Plan and 9,000,000 Common Shares available for issuance under the OfficeMax, Inc. Year 2000 Equity Incentive Plan.
(2) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional Common Shares which may be issuable pursuant to the antidilution provisions under both of the plans registered hereunder.
(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act on the basis of the average high and low sale price per Common Share on the New York Stock Exchange on June 29, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of the Registrant, previously filed with the Securities and Exchange Commission, are incorporated by reference into this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K (the "2000 Form 10-K") for the fiscal year ended January 22, 2000;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 22, 2000;

                  (c) The description of the Registrant's Common Shares contained in the Form 8-A Registration Statement filed with the Commission on October 4, 1994 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article V of the Code of Regulations of the Registrant provides for indemnification of a director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, fines, and amounts paid in settlement in connection with the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was, is or is threatened to be made a party by reason of his status as an officer, director or employee.

                  A director, officer or employee is entitled to indemnification only if a determination is made (i) by the directors of the Registrant acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present, (ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, (iii) by the shareholders or (iv) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought, that such director, officer or employee
(a) was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Registrant, (b) acted in good faith and in a manner he reasonably believed to be in the best interest of the Registrant and (c) in any matter the subject of a criminal action, suit or proceeding, had no reasonably cause to believe that his conduct was unlawful.

                  Additionally, Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation's articles of incorporation or code of regulations, a corporation shall pay a directors expenses, including attorneys' fees, incurred in defending an action, suit or proceeding brought against a director in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation, provided the director delivers to the corporation an undertaking to (a) repay such amount if it is proved in a court of competent jurisdiction that his action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation and (b) reasonably cooperate with the corporation in such action, suit or proceeding.

                  Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer or employee against any liability asserted against him in any such capacity, whether or not the corporation would have the power to indemnify him under Ohio law. The Registrant maintains a directors' and officers' insurance policy which insures officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

Exhibit Number             Description of Exhibit
--------------             ----------------------

4.1                        OfficeMax, Inc. Amended and Restated Equity-Based
                           Award Plan(1)

4.2                        OfficeMax, Inc. Year 2000 Equity Incentive Plan(2)

5                          Opinion of Ross Pollock, Senior Vice President,
                           General Counsel

23.1                       Consent of PricewaterhouseCoopers LLP

23.2 Consent of Ross Pollock, Senior Vice President, General Counsel (included in Opinion filed as Exhibit 5 hereto)

24                         Powers of Attorney (included at page II-5)



(1) Included as an exhibit to the Registrant's Form 10-K for the fiscal year ended January 24, 1998 and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Form 10-K for the fiscal year ended January 22, 2000 and incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.


                              [INTENTIONALLY BLANK]

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shaker Heights, State of Ohio, on this 30th day of June, 2000.

                                            OFFICEMAX, INC.

                                            /s/ Michael Feuer

                                      By:
                                           -------------------------------------
                                           Michael Feuer
                                           Chairman and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Feuer, Jeffrey L. Rutherford and Ross H. Pollock, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 30, 2000 by the following persons in the capacities indicated below.


           Signature                                              Title
           ---------                                              -----
/s/ Michael Feuer

--------------------------------------------         Chairman and Chief Executive Officer
Michael Feuer                                        (Principal Executive Officer)

/s/ Jeffrey L. Rutherford

--------------------------------------------         Executive Vice President, Chief Financial Officer
Jeffrey L. Rutherford                                (Principal Financial and Accounting Officer)

/s/ Raymond L. Bank

--------------------------------------------         Director
Raymond L. Bank



--------------------------------------------         Director
Burnett W. Donoho


/s/ Carl D. Clickman
                                                     Director
--------------------------------------------
Carl D. Glickman


/s/ James F. McCann
                                                     Director
--------------------------------------------
James F. McCann


                                                     Director
--------------------------------------------
Sydell L. Miller


/s/ Ivan J. Winfield
                                                     Director
--------------------------------------------
Ivan J. Winfield

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                  Description of Exhibit
--------------                  ----------------------

4.1                             OfficeMax, Inc. Equity-Based Award Plan(1)

4.2                             OfficeMax, Inc. Year 2000 Equity Incentive
                                Plan(2)

5                               Opinion of Ross Pollock, Senior Vice President,
                                General Counsel

23.1                            Consent of PricewaterhouseCoopers LLP

23.2 Consent of Ross Pollock, Senior Vice President, General Counsel (included in Opinion filed as
                                Exhibit 5 hereto)

24                              Powers of Attorney (included at page II-5)


(1) Included as an exhibit to the Registrant's Form 10-K for the fiscal year ended January 24, 1998 and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Form 10-K for the fiscal year ended January 22, 2000 and incorporated herein by reference.